UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2015

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle

Suite 3500

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Offering of 4.50% Senior Notes due 2027: Indenture

On March 11, 2015, Omega and certain of its subsidiaries entered into a Purchase Agreement with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Securities (USA) Inc. and RBC Capital Markets, LLC, acting on behalf of themselves and as the representatives of the several initial purchasers, providing for the sale of $700 million aggregate principal amount of Omega’s 4.500% Senior Notes due 2027, or the 2027 Notes.

On March 18, 2015, Omega completed the issuance and sale of the 2027 Notes to the initial purchasers as contemplated by the Purchase Agreement. The 2027 Notes were sold at an issue price of 98.546% of their face value plus accrued interest, if any, from March 18, 2015. Omega intends to use the net proceeds of the offering for general corporate purposes, which may include the repayment of Aviv REIT, Inc. (NYSE:Aviv) indebtedness in connection with Omega’s previously announced acquisition of Aviv by merger, repayment of future maturities on Omega’s outstanding debt and/or future acquisitions.

The 2027 Notes were issued pursuant to an indenture dated as of March 18, 2015 among Omega, certain of its subsidiaries, as guarantors, and U.S. Bank National Association, as trustee. The 2027 Notes mature on April 1, 2027. The 2027 Notes bear an interest rate of 4.500% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2015. The 2027 Notes will be fully and unconditionally guaranteed, jointly and severally, by our existing and future subsidiaries that guarantee indebtedness for money borrowed of Omega in a principal amount at least equal to $50 million (including as of the date hereof our existing senior notes and the facilities under our credit agreement).

The 2027 Notes are Omega’s unsecured senior obligations and will rank equally in right of payment with all of Omega’s existing and future senior debt and senior in right of payment to all of Omega’s existing and future subordinated debt. The 2027 Notes will be effectively subordinated in right of payment to any of Omega’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The 2027 Notes will be structurally subordinated to all existing and future liabilities (including indebtedness, trade payable and lease obligations) of each of Omega’s non-guarantor subsidiaries.

Omega may redeem some or all of the notes prior to January 1, 2027 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of the 2027 Notes, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date. The 2027 Notes will be redeemable at any time on or after January 1, 2027 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

The indenture governing the 2027 Notes contains certain covenants that limit the ability of Omega and certain of its subsidiaries to incur additional indebtedness and merge, consolidate or sell all or substantially all of the assets of Omega or its subsidiaries guarantors’ assets, and require the maintenance of a certain amount of unencumbered assets.

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The indenture governing the 2027 Notes contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-acceleration to certain other indebtedness in excess of specified amounts and certain events of bankruptcy and insolvency. An event of default under the indenture governing the 2027 Notes will allow either the Trustee or the holders of at least 25% in principal amount of the then outstanding 2027 Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the 2027 Notes.

The foregoing description of the 2027 Notes and the indenture governing the 2027 Notes is qualified in its entirety by reference to the actual text of the indenture governing the 2027 Notes (including the forms of 2027 Notes included therein), which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Offering of 4.500% Senior Notes due 2027: Registration Rights Agreement

In connection with the issuance of the 2027 Notes on March 18, 2015, Omega entered into a Registration Rights Agreement with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Securities (USA) Inc. and RBC Capital Markets, LLC acting on behalf of themselves and as the representatives of the several initial purchasers, pursuant to which Omega agreed to use commercially reasonable efforts to (i) file a registration statement within 220 days after March 18, 2015, enabling holders to exchange the 2027 Notes for publicly registered exchange notes with nearly identical terms; (ii) cause the registration statement to become effective within 270 days after March 18, 2015; (iii) consummate the exchange offer within 360 days after March 18, 2015; and (iv) file a shelf registration statement for the resale of the 2027 Notes if Omega cannot effect an exchange offer within the time periods listed above and in certain other circumstances. If Omega does not meet the target dates described above, the annual interest rate on the 2027 Notes will increase by 0.25% subject to certain exceptions. The amount of additional interest will increase by an additional 0.25% per year for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.0% per year.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

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Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed acquisition of Aviv, Omega filed a registration statement on Form S-4, as amended with the Securities and Exchange Commission (the “SEC”). The registration statement on Form S-4, as amended, was declared effective by the SEC on February 25, 2015. Omega and Aviv mailed a joint proxy statement/prospectus to their stockholders on or about February 25, 2015. IN RESPECT TO ANY DECISION BY A SECURITY HOLDER IN RELATION TO THE JOINT PROXY STATEMENT/PROSPECTUS OR SHAREHOLDER VOTE, SUCH SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other documents filed by Omega and Aviv, at the SEC’s website (www.sec.gov). Those documents, as well as Omega’s other public filings with the SEC, may be obtained without charge at Omega’s website at www.omegahealthcare.com. In addition, copies of the definitive proxy statement/prospectus, as well as Aviv’s other public filings with the SEC, may be obtained without charge at Aviv’s website at www.avivreit.com.

Omega, Aviv, their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Omega’s directors and executive officers is available in its proxy statement for its 2014 annual meeting of stockholders, filed with the SEC by Omega on April 29, 2014, and information regarding Aviv’s directors and executive officers is available in its proxy statement for its 2014 annual meeting of stockholders, filed with the SEC by Aviv on April 15, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the registration statement and the joint proxy statement/prospectus (or will be contained in any amendments or supplements thereto and in other relevant materials to be filed with the SEC, when they become available). These documents can be obtained free of charge from the sources indicated above.

Cautionary Language Regarding Forward-Looking Statements

This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (a) the possibility that the proposed transactions will not close, including by the failure to obtain applicable shareholder approvals or the failure to satisfy other closing conditions under the Merger Agreement or by the termination of the Merger Agreement; (b) the possibility that the combined company will not realize estimated synergies or growth, or that such benefits may take longer to realize than expected; (c) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to

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reimbursement by third-party payors, regulatory matters and occupancy levels; (d) regulatory and other changes in the healthcare sector; (e) changes in the financial position of the Company’s operators; (f) the ability of any of the Company’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (g) the availability and cost of capital; (h) changes in the Company’s credit ratings and the ratings of its debt securities; (i) competition in the financing of healthcare facilities; (j) the Company’s ability to maintain its status as a real estate investment trust; (k) the Company’s ability to manage, re-lease or sell any owned and operated facilities; (l) the Company’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow the Company to realize the carrying value of these assets; (m) the effect of economic and market conditions generally, and particularly in the healthcare industry; and (n) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements. The Company undertakes no obligation to update any forward-looking statements contained in this announcement.

Item 9.01        Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of March 18, 2015, by and among Omega, the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of March 18, 2015, by and among Omega, the guarantors named therein, and with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Securities (USA) Inc. and RBC Capital Markets, LLC for themselves and on behalf of the Initial Purchasers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: March 24, 2015	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of March 18, 2015, by and among Omega, the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of March 18, 2015, by and among Omega, the guarantors named therein, and with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Securities (USA) Inc. and RBC Capital Markets, LLC for themselves and on behalf of the Initial Purchasers.